                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                   BDM, INC.,

                              THE LEO GROUP, INC.,

                           THE MACMANUS GROUP, INC.,

                             TLG ACQUISITION CORP.

                                      and

                             TMG ACQUISITION CORP.

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                         Dated as of December 30, 1999

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                               TABLE OF CONTENTS

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
                                ARTICLE I
 THE MERGERS............................................................   A-2
    Section 1.1  The Leo Group Merger...................................   A-2
    Section 1.2  The MacManus Merger....................................   A-2
    Section 1.3  Effective Time.........................................   A-2
    Section 1.4  Effects of the Mergers.................................   A-2
    Section 1.5  Directors..............................................   A-3
    Section 1.6  Agreements Regarding Parent............................   A-3

                                ARTICLE II
 EFFECT OF MERGER ON STOCK..............................................   A-4
    Section 2.1  Effect on Leo Group Stock and LAC Stock................   A-4
    Section 2.2  Effect on MacManus Stock and MAC Stock.................   A-5
    Section 2.3  Shares of Dissenting Stockholders......................   A-5
    Section 2.4  Surrender of Stock Certificates........................   A-5
    Section 2.5  Dividends; Transfer Taxes; Withholding.................   A-6
    Section 2.6  No Fractional Securities...............................   A-6
    Section 2.7  Deposit Into Voting Trust..............................   A-7
    Section 2.8  Adjustment of Exchange Ratio...........................   A-7
    Section 2.9  No Further Ownership Rights............................   A-7
    Section 2.10 Closing of Company Transfer Books......................   A-7
    Section 2.11 Lost Certificates......................................   A-7
    Section 2.12 Stockholder and Voting Agreements......................   A-7

                               ARTICLE III
 REPRESENTATIONS AND WARRANTIES OF MACMANUS.............................   A-8
    Section 3.1  Organization and Qualification; Subsidiaries...........   A-8
    Section 3.2  Certificate of Incorporation and Bylaws................   A-8
    Section 3.3  Capitalization.........................................   A-8
    Section 3.4  Authority Relative to this Agreement...................   A-9
    Section 3.5  No Conflict; Required Filings and Consents.............   A-9
    Section 3.6  Financial Statements...................................  A-10
    Section 3.7  Absence of Certain Changes or Events...................  A-10
    Section 3.8  Litigation.............................................  A-10
    Section 3.9  No Violation of Law; Permits...........................  A-10
    Section 3.10 Employee Matters; ERISA................................  A-11
    Section 3.11 Labor Matters..........................................  A-12
    Section 3.12 Board Action; Vote Required............................  A-12
    Section 3.13 Brokers................................................  A-13
    Section 3.14 Tax Matters............................................  A-13
    Section 3.15 Intellectual Property..................................  A-13
    Section 3.16 Insurance..............................................  A-14
    Section 3.17 Certain Contracts......................................  A-14
    Section 3.18 Client Relations.......................................  A-14
    Section 3.19 Licenses...............................................  A-14
    Section 3.20 Year 2000..............................................  A-15
                 Foreign Corrupt Practices and International Trade
    Section 3.21 Sanctions..............................................  A-15
    Section 3.22 No Undisclosed Liabilities.............................  A-15
    Section 3.23 Accounts Receivable....................................  A-15

                                                                          Page
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    Section 3.24 Affiliated Transactions................................  A-15
    Section 3.25 Information in Proxy Statement.........................  A-16
    Section 3.26 Opinion of Financial Advisor...........................  A-16

                                ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF LEO GROUP............................  A-16
    Section 4.1  Organization and Qualification; Subsidiaries...........  A-16
    Section 4.2  Certificate of Incorporation and Bylaws................  A-16
    Section 4.3  Capitalization.........................................  A-16
    Section 4.4  Authority Relative to this Agreement...................  A-17
    Section 4.5  No Conflict; Required Filings and Consents.............  A-18
    Section 4.6  Financial Statements...................................  A-18
    Section 4.7  Absence of Certain Changes or Events...................  A-18
    Section 4.8  Litigation.............................................  A-18
    Section 4.9  No Violation of Law; Permits...........................  A-19
    Section 4.10 Employee Matters; ERISA................................  A-19
    Section 4.11 Labor Matters..........................................  A-20
    Section 4.12 Board Action; Vote Required............................  A-21
    Section 4.13 Brokers................................................  A-21
    Section 4.14 Tax Matters............................................  A-21
    Section 4.15 Intellectual Property..................................  A-21
    Section 4.16 Insurance..............................................  A-22
    Section 4.17 Certain Contracts......................................  A-22
    Section 4.18 Client Relations.......................................  A-22
    Section 4.19 Licenses...............................................  A-22
    Section 4.20 Year 2000..............................................  A-22
    Section 4.21 Foreign Corrupt Practices and International Trade
                 Sanctions..............................................  A-23
    Section 4.22 No Undisclosed Liabilities.............................  A-23
    Section 4.23 Accounts Receivable....................................  A-23
    Section 4.24 Affiliated Transactions................................  A-23
    Section 4.25 Information in Proxy Statement.........................  A-23
    Section 4.26 Opinion of Financial Advisor...........................  A-23

                                ARTICLE V
 CONDUCT OF INDEPENDENT BUSINESSES PENDING THE MERGER...................  A-24
    Section 5.1  Transition Planning....................................  A-24
    Section 5.2  Conduct of Business in the Ordinary Course.............  A-24
    Section 5.3  Control of Operations..................................  A-26
    Section 5.4  Sale of Giant Step.....................................  A-26
    Section 5.5  Deferred Compensation Arrangements.....................  A-26
    Section 5.6  Partial Sale of Novo...................................  A-26

                                ARTICLE VI
 ADDITIONAL AGREEMENTS..................................................  A-26
    Section 6.1  Proxy Statement........................................  A-26
    Section 6.2  Stockholder Meetings...................................  A-27
    Section 6.3  Closing; Regulatory Approvals..........................  A-27
    Section 6.4  Access to Information..................................  A-28
    Section 6.5  Public Announcements...................................  A-28
    Section 6.6  Cooperation............................................  A-28
    Section 6.7  Indemnification, Directors' and Officers' Insurance....  A-28

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                                                                          ----
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    Section 6.8  Employee Benefit Plans.................................  A-28
    Section 6.9  Blue Sky...............................................  A-28
    Section 6.10 Tax-Free Reorganization; Other Matters.................  A-29
    Section 6.11 Permitted Acquisitions.................................  A-29
    Section 6.12 MacManus Offer.........................................  A-29
    Section 6.13 Leo Group Redemption...................................  A-29
    Section 6.14 Notice of Developments.................................  A-29
    Section 6.15 Further Assurances.....................................  A-30

                               ARTICLE VII
 CONDITIONS TO THE MERGERS..............................................  A-30
    Section 7.1  Conditions to Obligations of Each Party to Effect the
                 Mergers................................................  A-30
    Section 7.2  Additional Conditions to Obligations of MacManus.......  A-30
    Section 7.3  Additional Conditions to Obligations of Leo Group......  A-31

                               ARTICLE VIII
 TERMINATION, AMENDMENT AND WAIVER......................................  A-32
    Section 8.1  Termination............................................  A-32
    Section 8.2  Expense Reimbursement..................................  A-32
    Section 8.3  Effect of Termination..................................  A-33
    Section 8.4  Amendment..............................................  A-33
    Section 8.5  Waiver.................................................  A-33

                                ARTICLE IX
 GENERAL PROVISIONS.....................................................  A-33
    Section 9.1  Non-Survival of Representations and Warranties.........  A-33
    Section 9.2  Dispute Resolution.....................................  A-33
    Section 9.3  "Knowledge" Defined....................................  A-34
    Section 9.4  "Person" Defined.......................................  A-34
    Section 9.5  "Material Adverse Effect" Defined......................  A-34
    Section 9.6  Notices................................................  A-34
    Section 9.7  Expenses...............................................  A-35
    Section 9.8  Headings...............................................  A-35
    Section 9.9  Severability...........................................  A-35
    Section 9.10 Entire Agreement; No Third-Party Beneficiaries.........  A-35
    Section 9.11 Assignment.............................................  A-35
    Section 9.12 Governing Law..........................................  A-35
    Section 9.13 Submission to Jurisdiction; Waivers....................  A-36
    Section 9.14 Construction...........................................  A-36
    Section 9.15 Incorporation of Schedules and Exhibits................  A-36
    Section 9.16 Counterparts...........................................  A-36

Exhibit A--Certificate of Incorporation of Parent
Exhibit B--Voting Trust Agreement
Exhibit C--Parent Stockholder Agreement

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER, dated as of December 30, 1999, by and among BDM, INC., a Delaware corporation ("Parent"), THE LEO GROUP, INC., a Delaware corporation ("Leo Group"), THE MACMANUS GROUP, INC., a Delaware corporation ("MacManus"), TLG ACQUISITION CORP., a Delaware corporation ("LAC"), and TMG ACQUISITION CORP., a Delaware corporation ("MAC").

                              W I T N E S S E T H

   WHEREAS, Leo Group and MacManus desire to combine their respective businesses, shareholders, managements, employees and other constituencies in a merger of equals transaction upon the terms and subject to the conditions in this Agreement (the "Combination");

   WHEREAS, (i) each of Parent, LAC and MAC is a newly formed corporation organized and existing under the laws of the State of Delaware; and (ii) each of Leo Group and MacManus is a corporation organized and existing under the laws of the State of Delaware;

   WHEREAS, all of the outstanding capital stock of each of LAC and MAC is owned by Parent;

   WHEREAS, the Board of Directors of each of Leo Group and MacManus deems it advisable and in the best interests of its respective shareholders to effect the Combination by causing each of Leo Group and MacManus to become subsidiaries of Parent pursuant to the Mergers (as defined below) as provided for in this Agreement;

   WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Combination and also to prescribe various conditions to the Combination; and

   WHEREAS, for U.S. federal income tax purposes, it is intended that the Leo Group Merger (as defined below), and the MacManus Merger (as defined below), when taken together, will qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  The Mergers

   Section 1.1 The Leo Group Merger.

   (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "Delaware Law"), LAC shall merge with and into Leo Group (the "Leo Group Merger") at the Effective Time (as defined in Section 1.3). Leo Group shall be the surviving corporation in the Leo Group Merger (the "Leo Group Surviving Corporation") and shall thereupon become a wholly-owned subsidiary of Parent. From and after the Effective Time, the identity and separate existence of LAC shall cease.

   (b) In connection with the Leo Group Merger, Leo Group and MacManus shall take such actions as may be necessary to cause Parent to reserve a sufficient number of shares of common stock, par value $.01 per share, of Parent (the "Parent Common Stock"), prior to the Leo Group Merger, to permit the issuance of shares of Parent Common Stock to the holders of common stock, par value $.01 per share, of Leo Group (the "Leo Group Common Stock") as of the Effective Time in accordance with the terms of this Agreement. Leo Group and MacManus shall cause such shares of Parent Common Stock to be duly authorized, validly issued, fully paid and non-assessable.

   Section 1.2 The MacManus Merger.

   (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware Law, MAC shall merge with and into MacManus (the "MacManus Merger," and together with the Leo Group Merger, the "Mergers") at the Effective Time. MacManus shall be the surviving corporation in the MacManus Merger (the "MacManus Surviving Corporation" and together with the Leo Group Surviving Corporation, the "Surviving Corporations") and shall thereupon become a wholly-owned subsidiary of Parent. From and after the Effective Time, the identity and separate existence of MAC shall cease.

   (b) In connection with the MacManus Merger, MacManus and Leo Group shall take such actions as may be necessary to cause Parent to reserve a sufficient number of shares of Parent Common Stock, prior to the MacManus Merger, to permit the issuance of shares of Parent Common Stock to the holders of MacManus Common Stock (as defined in Section 2.2(a)) as of the Effective Time in accordance with the terms of this Agreement. Leo Group and MacManus shall cause such shares of Parent Common Stock to be duly authorized, validly issued, fully paid and non-assessable.

   Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date: (a) with respect to the Leo Group Merger, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger duly completed and executed in accordance with the relevant provisions of Delaware Law and shall make all other filings or recordings required under Delaware Law in order to effect the Leo Group Merger; and (b) with respect to the MacManus Merger, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger duly completed and executed in accordance with the relevant provisions of Delaware Law and shall make all other filings required under Delaware Law to effect the MacManus Merger. Each Merger shall become effective at the actual time of the filing of the respective certificate of merger or at such other later time as is reasonably specified in such certificates of merger (the time at which both Mergers have become fully effective being hereinafter referred to as the "Effective Time").

   Section 1.4 Effects of the Mergers.

   (a) Delaware Law. Each of the Mergers shall have the effects set forth in
Section 259 of Delaware Law.

   (b) Names of Surviving Corporations. The names of the Leo Group Surviving Corporation and the MacManus Surviving Corporation from and after the Effective Time shall be "The Leo Group, Inc." and "The MacManus Group, Inc.," respectively, until changed or amended in accordance with applicable law.

   (c) Charter Documents. At the Effective Time (i) the Certificate of Incorporation and Bylaws of LAC, as in effect immediately prior to the Effective Time (and in a form mutually agreed to by Leo Group and MacManus), shall be the Certificate of Incorporation and Bylaws, respectively, of the Leo Group Surviving Corporation, and (ii) the Certificate of Incorporation and Bylaws of MAC, as in effect immediately prior to the Effective Time (and in a form mutually agreed to by Leo Group and MacManus), shall be the Certificate of Incorporation and Bylaws, respectively, of the MacManus Surviving Corporation.

   Section 1.5 Directors.

   (a) Leo Group Surviving Corporation. The directors of the Leo Group Surviving Corporation from and after the Effective Time shall be the directors of Leo Group immediately prior to the Effective Time, until successors are duly elected or appointed and qualified in accordance with Delaware Law and the certificate of incorporation and bylaws of such Surviving Corporation.

   (b) MacManus Surviving Corporation. The directors of MacManus Surviving Corporation from and after the Effective Time shall be the directors of MacManus immediately prior to the Effective Time , until successors are duly elected or appointed and qualified in accordance with Delaware Law and the certificate of incorporation and bylaws of such Surviving Corporation.

   Section 1.6 Agreements Regarding Parent.

   (a) Parent Charter Documents. At the Effective Time, the Certificate of Incorporation of Parent, substantially in the form of Exhibit A hereto, shall be in full force and legal effect. At the Effective Time, the Bylaws of Parent shall be in such form as Leo Group and MacManus shall mutually agree.

   (b) Board of Directors and Committees of Parent.

     (i) The Board of Directors of Parent shall, prior to the Effective Time, have 4 members, who shall be Richard Fizdale, Roger Haupt, Roy Bostock and Craig Brown.

     (ii) From and after the Effective Time, the composition of the Parent Board of Directors and its committees shall be as described in the Voting Trust Agreement, substantially in the form of Exhibit B hereto (the "Voting Trust Agreement").

   (c) Executive Officers of Parent. Immediately following the Effective Time:
(i) Mr. Roy Bostock shall be the Chairman of the Board of Parent, (ii) Mr. Richard Fizdale shall be Vice Chairman of the Board of Parent, (iii) Mr. Roger Haupt shall be the Chief Executive Officer of Parent, (iv) Mr. Craig Brown shall be the President and Chief Operating Officer of Parent and (v) Mr. Christian Kimball shall be the Chief Administrative Officer and Secretary of Parent. The remaining executive officers of Parent shall be designated and elected by the Parent Board of Directors.

   (d) Parent Representations. As of the date of this Agreement, Parent (i) does not have and has not had any assets other than the capital stock of LAC and MAC and its rights under this Agreement, (ii) does not and has not conducted any business or operations and has never incurred any liabilities or obligations other than expenses related to its incorporation and its continuing corporate existence and its obligations under this Agreement and
(iii) does not have and has not had any employees. The entire authorized capital stock of Parent consists of 1000 shares of Parent Common Stock, none of which are issued or outstanding. The Parent Common Stock issued in the Mergers will be duly authorized, validly issued, fully paid and non-assessable. Parent is not a party to any option, warrant, purchase right or other contract or commitment that could require it to issue, sell, transfer or otherwise dispose of any capital stock of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent has the necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby (including the issuance of Parent Common Stock in the Mergers) have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery thereof by the other parties, constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

   (e) Parent Status. Leo Group and MacManus shall cause the representations and warranties contained in subsection (d) above to be true and correct until immediately prior to the Effective Time; provided that, prior to the Closing, Parent may enter into agreements with Dentsu, Inc. or one or more of its affiliates ("Dentsu") for the issuance of Parent Common Stock to Dentsu.

                                   ARTICLE II

                           Effect of Merger on Stock

   Section 2.1 Effect on Leo Group Stock and LAC Stock. As of the Effective Time, by virtue of the Leo Group Merger and without any action on the part of LAC, Leo Group or the holders of any securities of LAC or Leo Group:

     (a) Cancellation of Treasury Stock and MacManus Owned Stock. Each share of Leo Group Common Stock that is owned directly by Leo Group or any of its Subsidiaries or by MacManus or any of its Subsidiaries (but not including any such shares owned by employees or employee benefit or pension plans) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Conversion of Leo Group Common Stock. Subject to Section 2.6, each issued and outstanding share of Leo Group Common Stock (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into one (the "Leo Group Merger Exchange Ratio") fully paid and nonassessable share of Parent Common Stock (such consideration being referred to herein as the "Leo Group Merger Consideration"). As of the Effective Time, all such shares of Leo Group Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Leo Group Common Stock (the "Leo Group Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) certificates ("Parent Certificates") representing the number of whole shares of Parent Common Stock into which such shares have been converted, (ii) certain dividends and other distributions in accordance with Section 2.5 and (iii) cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.6, without interest.

     (c) Conversion of Common Stock of LAC. Each issued and outstanding share of common stock, par value $.01 per share, of LAC shall be converted into one fully paid and nonassessable share of common stock of Leo Group Surviving Corporation.

   Section 2.2 Effect on MacManus Stock and MAC Stock. As of the Effective Time, by virtue of the MacManus Merger and without any action on the part of MAC, MacManus or the holders of any securities of MAC or MacManus:

     (a) Cancellation of Treasury Stock and Leo Group Owned Stock. Each share of Class A Common Stock, par value $1.00 per share, and Class C Common Stock, par value $.05 per share (collectively, "MacManus Common Stock") that is owned directly by MacManus or any of its Subsidiaries or by Leo Group or any of its Subsidiaries (but not including any such shares owned by employees or employee benefit or pension plans) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Conversion of MacManus Common Stock. Subject to Section 2.6, each issued and outstanding share of MacManus Common Stock (other than shares to be canceled in accordance with Section 2.2(a)) shall be converted into
  8.599806 (the "MacManus Merger Exchange Ratio") fully paid and nonassessable shares of Parent Common Stock (such consideration being referred to herein as the "MacManus Merger Consideration"). As of the Effective Time, all such shares of MacManus Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of MacManus Common Stock (the "MacManus Certificates" and together with the Leo Group Certificates, the "Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) Parent Certificates,
  (ii) certain dividends and other distributions in accordance with Section 2.5, and (iii) cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.6, without interest.

     (c) Conversion of Common Stock of MAC. Each issued and outstanding share of common stock, par value $.01 per share, of MAC shall be converted into one fully paid and nonassessable share of common stock of the MacManus Surviving Corporation.

     (d) Cancellation of Parent Common Stock Owned by Leo Group and MacManus. Any shares of Parent Common Stock owned by Leo Group or by MacManus immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. MacManus and Leo Group shall take all actions reasonably necessary to accomplish the cancellation and retirement of any such shares in connection with the Closing.

   Section 2.3 Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Leo Group Common Stock or MacManus Common Stock held by a person (a "Dissenting Stockholder") who objects to the Leo Group Merger or the MacManus Merger, as the case may be, and complies with all the provisions of Delaware Law concerning the right of holders of such shares to dissent from the respective Merger and require appraisal of its shares (the "Dissenting Shares") shall not be converted as described in Sections 2.1 or 2.2, but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Delaware Law and the terms of any stock purchase or stockholder agreement to which such Dissenting Stockholder is a party. All payments to a Dissenting Stockholder made pursuant to this Section shall be paid by the respective Surviving Corporation out of the available funds of such corporation (and not by the Parent). If, after the Effective Time, such Dissenting Stockholder withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant to Delaware Law, his or her shares shall be deemed to be converted as of the Effective Time solely into the consideration described in Sections 2.1(b) or 2.2(b), as applicable, without interest thereon.

   Section 2.4 Surrender of Stock Certificates.

   (a) Prior to the Stockholder Meetings (as defined in Section 6.2), Parent shall mail to each record holder of Leo Group Common Stock and MacManus Common Stock a letter of transmittal in form reasonably acceptable to Leo Group and MacManus (which shall contain instructions for effecting the surrender of the Certificates in exchange for Parent Certificates and/or cash in lieu of fractional shares in accordance with this

Article II and shall specify that delivery of the respective Merger Consideration shall be effected, and risk of loss shall pass, only upon proper delivery of Certificates to Parent). Upon surrender for cancellation of a Certificate, together with such letter of transmittal, duly completed and executed (and such other documents as may be reasonably requested by Parent) the holder of such Certificate shall be entitled to receive in exchange therefor (i) a Parent Certificate representing the number of full shares of Parent Common Stock into which the Leo Group Common Stock or MacManus Common Stock, as the case may be, theretofore represented by the Certificates so surrendered shall have been converted in accordance with Section 2.1(b) or 2.2(b) hereof and (ii) a cash payment in lieu of fractional shares of Parent Common Stock, if any, in accordance with Section 2.6 hereof. All shares of Parent Common Stock so issued shall be deemed to have been issued at the Effective Time. Any Certificate so surrendered shall forthwith be canceled.

   (b) Subject to subsection (a) above, as soon as practicable after the Effective Time, Parent shall deliver (i) Parent Certificates representing the shares of Parent Common Stock issuable pursuant to Sections 2.1(b) and 2.2(b) in exchange for Certificates representing outstanding shares of Leo Group Common Stock and MacManus Common Stock as the case may be and (ii) cash required to make payments in lieu of any fractional shares pursuant to Section 2.6.

   Section 2.5 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Mergers to receive a Parent Certificate until such person surrenders the related Certificate or Certificates, as provided in Section 2.4, and no cash payment in lieu of fractional of Parent Common Stock shares will be paid to any such person pursuant to Section 2.6 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable escheat, abandoned property or similar laws, there shall be paid to each record holder of a new Parent Certificate: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new Parent Certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable in lieu of fractional shares as contemplated by Section 2.6. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any Parent Certificate or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent any transfer or other taxes required by reason of the issuance of Parent Certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made by Parent.

   Section 2.6 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and no Parent dividend or other distribution or stock split shall relate to any such fractional share, and no such fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Leo Group Common Stock or MacManus Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of

Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the book value of Leo Group Common Stock or MacManus Common Stock immediately prior to the Effective Time, as applicable, by the fractional interest to which such holder would otherwise be entitled. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a stockholder shall be aggregated.

   Section 2.7 Deposit Into Voting Trust. Notwithstanding any other provision in this Agreement, Parent shall deliver all Parent Certificates representing Parent Common Stock issued in the Mergers to the voting trustees under the Voting Trust Agreement for deposit into such voting trust. It is contemplated that such trustees will issue and deliver to the beneficiaries under the Voting Trust Agreement certificates of beneficial ownership with respect to the Parent Common Stock held under the Voting Trust Agreement promptly following the Effective Time.

   Section 2.8 Adjustment of Exchange Ratio. In the event of any reclassification, stock split or stock dividend with respect to Leo Group Common Stock or MacManus Common Stock, any change or conversion of Leo Group Common Stock or MacManus Common Stock into other securities or any other dividend or distribution with respect to the Leo Group Common Stock or MacManus Common Stock prior to the Effective Time, except with respect to those items listed on Schedule 2.8 hereto, appropriate and proportionate adjustments, if any, shall be made to the Leo Group Merger Exchange Ratio or MacManus Merger Exchange Ratio, as applicable, and all references to such exchange ratio in this Agreement shall be deemed to be to the exchange ratio as so adjusted.

   Section 2.9 No Further Ownership Rights. All shares of Parent Common Stock issued and/or cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Leo Group Common Stock or MacManus Common Stock represented by such Certificates. From and after the Effective Time, all shares converted in accordance with this Article II shall no longer be outstanding and shall automatically be canceled and shall cease to exist.

   Section 2.10 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of Leo Group and MacManus shall be closed and no transfer of shares of the capital stock of such companies shall thereafter be made on the records of such companies. If, after the Effective Time, Certificates are presented to Parent or a Surviving Corporation, such certificates shall be canceled and exchanged as provided in this Article II.

   Section 2.11 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the providing of a written indemnity against any claim that may be made against them with respect to such Certificate, Parent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and/or any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Sections 2.1 or 2.2, as applicable, and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

   Section 2.12 Stockholder and Voting Agreements. Notwithstanding anything in this Article II to the contrary, no Parent Certificate shall be issued in the Mergers to a person who has not executed and delivered to Parent a Voting Trust Agreement substantially in the form of Exhibit B hereto and a Stockholder Agreement substantially in the form of Exhibit C hereto.

                                  ARTICLE III

                   Representations and Warranties of MacManus

   MacManus hereby represents and warrants as of the date hereof to Leo Group as follows:

   Section 3.1 Organization and Qualification; Subsidiaries. MacManus and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 9.5) on MacManus. Each of MacManus and its Subsidiaries has the requisite power and authority and any necessary Permit (as defined in Section 3.9) to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on MacManus.

   Section 3.2 Certificate of Incorporation and Bylaws. MacManus has heretofore furnished, or otherwise made available, to Leo Group a complete and correct copy of the Certificate of Incorporation and the Bylaws (or other such organizational documents), each as amended to the date hereof, of MacManus and each of its Major Subsidiaries (as listed on Schedule 3.2 hereto). Such Certificates of Incorporation and Bylaws (or other such organizational documents) are in full force and effect. Neither MacManus nor any of its Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or its Bylaws (or other such organizational documents), except for such violations which, when taken together with all other such violations, would not reasonably be expected to have a Material Adverse Effect on MacManus.

   Section 3.3 Capitalization.

   (a) The authorized and outstanding capital stock of MacManus as of the date hereof is set forth on Schedule 3.3. Except as set forth on Schedule 3.3, there are no outstanding MacManus Equity Rights. For purposes of this Agreement, "MacManus Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from MacManus or any of MacManus' Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of MacManus.

   (b) Except as set forth on Schedule 3.3, there are no outstanding obligations of MacManus or any of MacManus' Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of MacManus or MacManus Equity Rights.

   (c) All of the issued and outstanding shares of MacManus Common Stock are validly issued, fully paid and nonassessable and have been duly authorized.

   (d) Schedule 3.3 sets forth for each Subsidiary of MacManus (i) its legal name and jurisdiction of incorporation or organization, (ii) type of entity (corporation, limited liability company, partnership or other) and (iii) the number or proportion of shares or interests held directly or indirectly by MacManus. MacManus or one of its wholly-owned Subsidiaries has good and valid title to the capital stock or ownership interests in each of its Major Subsidiaries, free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth on Schedule 3.3, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any of MacManus' Major Subsidiaries, whether or not presently issued or outstanding, and there are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of MacManus' Major

Subsidiaries. Except as set forth on Schedule 3.3, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any of MacManus' Subsidiaries (other than its Major Subsidiaries), whether or not presently issued or outstanding, and there are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of MacManus' Subsidiaries (other than its Major Subsidiaries), other than such as would not, individually or in the aggregate, have a Material Adverse Effect on MacManus. Except for (i) its Subsidiaries, (ii) immaterial amounts of equity securities, (iii) investments of Persons in which MacManus has less than a five percent (5%) interest, and
(iv) equity interests disclosed on Schedule 3.3 hereto, MacManus does not directly or indirectly own any equity interest in any other Person. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to MacManus or any of its Major Subsidiaries. Except as disclosed on Schedule 3.3, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of MacManus or any of its Major Subsidiaries.

   (e) Except as set forth on Schedule 3.3, no bonds, debentures, notes or other indebtedness of MacManus or any of its Major Subsidiaries having the right to vote on any matters on which stockholders may vote are issued or outstanding.

   (f) As of the Effective Time, there will be no more than 1,128,775 issued and outstanding shares of MacManus Common Stock (less the number of shares redeemed by MacManus from the date of this Agreement through the Effective
Time).

   Section 3.4 Authority Relative to this Agreement. MacManus has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the MacManus Merger, this Agreement and the transactions contemplated hereby, to carry out its obligations hereunder. The execution and delivery of this Agreement by MacManus and the consummation by MacManus of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MacManus, subject to the approval of this Agreement and the transactions contemplated hereby by MacManus' stockholders required by Delaware Law. This Agreement has been duly executed and delivered by MacManus and, assuming the due authorization, execution and delivery thereof by the other parties, constitutes a legal, valid and binding obligation of MacManus, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

   Section 3.5 No Conflict; Required Filings and Consents.

   (a) Except as set forth on Schedule 3.5 or as described in subsection (b) below, the execution and delivery of this Agreement by MacManus does not, and the performance of this Agreement by MacManus will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of MacManus, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to MacManus or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws (or other such organizational documents) of any of MacManus' Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of MacManus or any of its Subsidiaries pursuant to, or result in the loss of any benefit or right, or result in an acceleration of any rights or amounts due resulting from a change of control or otherwise, or require the consent of any other party to, any contract, instrument, Permit, license or franchise to which MacManus or any of its Subsidiaries is a party or by which MacManus, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) and (iv) above, for matters addressed in Section 3.5(b) or conflicts, violations, breaches, defaults, rights, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on MacManus.

   (b) Except for applicable requirements, if any, of foreign regulatory laws and commissions, the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws, neither MacManus nor any of its Subsidiaries is required to submit any notice, report or other filing with any domestic or foreign, national, federal, state, county, city, local or other administrative, legislative, regulatory or other governmental authority, commission, agency, court of competent jurisdiction or other judicial entity, tribunal, arbitrator, office, principality, registry, legislative or regulatory body, instrumentality, or non-governmental, quasi-governmental, or private agency, commission or authority or any arbitral tribunal exercising any regulatory or taxing authority (a "Governmental or Regulatory Authority") in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental or Regulatory Authority is required to be obtained by MacManus or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement, other than such as would not have a Material Adverse Effect on MacManus or the Parent.

   Section 3.6 Financial Statements. The financial statements, including all related notes and schedules, listed on Schedule 3.6 hereto (the "MacManus Financial Statements") (copies of which have been provided to Leo Group) are consistent with the books and records of MacManus and its Subsidiaries and fairly present the consolidated financial position of MacManus and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of MacManus and its Subsidiaries for the periods indicated in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments (which adjustments will not be material individually or in the aggregate).

   Section 3.7 Absence of Certain Changes or Events. Except as disclosed on
Schedule 3.7, since June 30, 1999, and except as permitted by this Agreement or consented to hereunder, MacManus and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices. Since June 30, 1999, there has not been any change, or any event involving a prospective change, in the business, financial condition, operations or results of operations of MacManus or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on MacManus. Since January 1, 1999, MacManus and its Major Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

   Section 3.8 Litigation. Except as set forth on Schedule 3.8 hereto, there are no claims, actions, suits, proceedings or investigations pending or, to MacManus' knowledge, threatened against MacManus or any of its Subsidiaries, or any properties or rights of MacManus or any of its Subsidiaries, before any Governmental or Regulatory Authority which (i) would individually or in the aggregate be reasonably likely to have a Material Adverse Effect on MacManus or
(ii) seek to prevent or delay, or seek damages in connection with, the transactions contemplated by this Agreement. None of MacManus and its Subsidiaries is subject to any material outstanding injunction, judgment, order, decree, ruling or charge. With respect to Tax (as defined in Section 3.14) matters, litigation shall not be deemed threatened unless a Tax authority has delivered a written notice of deficiency to MacManus or any of its Subsidiaries.

   Section 3.9 No Violation of Law; Permits. The business of MacManus and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any Governmental or Regulatory Authority ("Legal Requirements"), or in violation of any permits, franchises, licenses, privileges, immunities, approvals, certificates, orders, authorizations or consents that are granted by any Governmental or Regulatory Authority ("Permits"), except for violations and possible violations none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on MacManus. Except as set forth on Schedule 3.9 hereto, no investigation, review or proceeding by any Governmental or Regulatory Authority with respect to MacManus or any of its Subsidiaries in relation to any violation or alleged violation of law or regulation is pending or, to MacManus' knowledge, threatened, nor has any Governmental or Regulatory Authority indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on MacManus. Except as set forth on
Schedule 3.9 hereto, neither MacManus nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental or Regulatory Authority that materially restricts the conduct of its business or which would reasonably be expected to have a Material Adverse Effect on MacManus, nor has MacManus or any of its Subsidiaries been advised in writing that any Governmental or Regulatory Authority is considering issuing or requesting any of the foregoing.

   Section 3.10 Employee Matters; ERISA. Except as set forth on Schedule 3.10:

     (a) Copies of all employee benefit plans covering present or former employees or directors of MacManus and of each of its Major Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which MacManus or any of its Major Subsidiaries has, or has had, an obligation to contribute or any other liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, any deferred compensation, stock, profit sharing, retirement, savings, medical, health, life insurance, disability, sick leave, cafeteria or flexible spending, vacation, or severance programs, policies or plans (collectively, the "MacManus Benefit Plans"), whether funded or unfunded, insured or uninsured, have been made available to Leo Group.

     (b) Each of the MacManus Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to MacManus' knowledge, no circumstances exist that could reasonably be expected to adversely affect such qualification. MacManus is in compliance in all material respects with, and each of the MacManus Benefit Plans complies in form with, and is and has been operated in all material respects in compliance with, all applicable Legal Requirements, including, without limitation, ERISA and the Code. No assets of MacManus or any of its Major Subsidiaries are subject to liens arising under ERISA or the Code on account of any MacManus Benefit Plan, neither MacManus nor any of its Major Subsidiaries has been required to provide any security under Sections 401(a)(29) or 412(f) of the Code, or under Section 307 of ERISA, and no event has occurred that could give rise to any such lien or a requirement to provide such security.

     (c) With respect to the MacManus Benefit Plans, individually and in the aggregate, no event has occurred and, to MacManus' knowledge, there does not now exist any condition or set of circumstances, that could subject MacManus or any of its Major Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which MacManus or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course. No MacManus Benefit Plan subject to Title IV of ERISA has terminated, nor has a "reportable event" (within the meaning of Section 4043 of ERISA) occurred with respect to any such plan (other than such events with respect to which the reporting requirement has been waived by regulation).

     (d) None of the MacManus Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA (i) provide for any post-employment or retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code, Part 6 of Title I of ERISA, or applicable state law, or (ii) has provided any disqualified benefit, within the meaning of Section 4976 of the Code, with respect to which an excise tax has been, or could be, imposed.

     (e) MacManus has made available to Leo Group copies of the following documents with respect to each MacManus Benefit Plan, where applicable, (i) all plan documents governing such plan and the most recent summary plan description furnished to employees, (ii) the three (3) most recent annual reports filed with the IRS, (Form 5500-series), including all schedules and attachments thereto, (iii) each related trust agreement or other funding arrangement (including all amendments to each such agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such MacManus Benefit Plan, and any currently-pending application for such a letter, and (v) the most recent actuarial report or valuation.

     (f) Except as set forth on Schedule 3.10 hereto as made available to Leo Group prior to the date hereof, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any
  (i) payment (whether of severance pay or otherwise) becoming due from MacManus or any of its Major Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (ii) benefit under any MacManus Benefit Plan being established or becoming accelerated, vested or payable, or (iii) "reportable event" (as defined in Section 4043 of ERISA) with respect to a MacManus Benefit Plan subject to Title IV of ERISA.

     (g) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the MacManus Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (h) Neither MacManus nor any of its Major Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
  Section 4975 of the Code, with respect to any MacManus Benefit Plan, has engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code upon MacManus or its Major Subsidiaries, or which could constitute a breach of fiduciary duty which could result in liability on the part of MacManus or any of its Major Subsidiaries.

     (i) No MacManus Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Part 3 of Title I of ERISA), whether or not waived. Neither MacManus nor any of its Major Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any MacManus Benefit Plan. Neither MacManus nor any of its Major Subsidiaries is a party to, contributes to, or is required to contribute to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No MacManus Benefit Plan is a "multiple employer plan", within the meaning of the Code or ERISA.

   Section 3.11 Labor Matters. Except as set forth on Schedule 3.11, neither MacManus nor any of its Major Subsidiaries has any labor unions or is the subject of any pending proceeding asserting that it or any of its Major Subsidiaries has committed an unfair labor practice or seeking to compel it to recognize or bargain with any labor union or labor organization, nor is any such proceeding pending or, to MacManus' knowledge, threatened, except in each case as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on MacManus. To the knowledge of MacManus, none of the officers or managing directors of MacManus or any of its Major Subsidiaries (or individuals holding positions with similar seniority or responsibility) has any plans to terminate employment with MacManus or such Major Subsidiary as the case may be.

   Section 3.12 Board Action; Vote Required.

   (a) The Board of Directors of MacManus has unanimously approved this Agreement and the MacManus Merger, declared its advisability and determined that the transactions contemplated by this Agreement are in the best interests of MacManus and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

   (b) The approval of this Agreement by a majority of the votes entitled to be cast by all holders of MacManus Common Stock is the only vote of the holders of any class or series of the capital stock of MacManus required to approve this Agreement, the MacManus Merger and the other transactions contemplated hereby.

   Section 3.13 Brokers. Except for the fees and expenses of Morgan Stanley (the "Financial Advisor"), no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MacManus or any of its Subsidiaries.

   Section 3.14 Tax Matters. Except as set forth on Schedule 3.14 attached hereto and except to the extent that the failure of the following representations to be true would not have in the aggregate a Material Adverse Effect on MacManus or the MacManus Surviving Corporation:

     (a) All U.S. federal, state or local or foreign returns, reports, or statements required to be filed with any Governmental or Regulatory Authority with respect to Taxes (as hereinafter defined), including any attachments thereto or amendments thereof ("Tax Returns") required to be filed by MacManus or its Subsidiaries on or prior to the Effective Time have been or will be timely filed with the appropriate Governmental or Regulatory Authorities and are or will be correct in all respects, and all U.S. federal, state or local or foreign taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties, or similar fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts thereon ("Taxes") due by MacManus or its Subsidiaries on or prior to the Effective Time have been, or will be, timely paid;

     (b) All unpaid Taxes in respect of MacManus or its Subsidiaries with respect to taxable periods ending on or prior to the Effective Time or with respect to taxable periods that begin before the Effective Time and end after the Effective Time, to the extent such Taxes are attributable to the portion of such period ending at the Effective Time, have been or will be adequately reflected as a liability on the books of MacManus or its Subsidiaries on or prior to the Effective Time;

     (c) There are no liens (except for statutory liens for current Taxes not yet due and payable) against any domestic or foreign assets of MacManus or any of its Subsidiaries resulting from any unpaid Taxes;

     (d) Except as set forth on Schedule 3.14, no audit or other proceeding with respect to Taxes due from MacManus or any of its Subsidiaries, or any Tax Return of MacManus or any of its Subsidiaries, is pending, threatened in writing, or being conducted by any Governmental or Regulatory Authority;

     (e) Except as set forth on Schedule 3.14, no extension of the statute of limitations on the assessment of any Taxes has been granted by MacManus or any of its Subsidiaries and is currently in effect; and

     (f) Neither MacManus nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code or any similar provision of foreign, state or local law.

   Section 3.15 Intellectual Property. MacManus and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) that is individually or in the aggregate material to the conduct of the businesses of MacManus and its Subsidiaries taken as a whole ("MacManus Intellectual Property"). Except as disclosed in Schedule 3.15, (i) MacManus and its Subsidiaries have not defaulted in any material respect under any license to use MacManus Intellectual Property, (ii) MacManus and its Subsidiaries are not the subject of any proceeding or litigation for infringement of any third party Intellectual Property, (iii) MacManus has no knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation, and (iv) MacManus has no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of MacManus Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on MacManus. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing.

   Section 3.16 Insurance. Except as set forth on Schedule 3.16 hereto, each of MacManus and each of its Major Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by MacManus and its Major Subsidiaries. Except as set forth on Schedule 3.16 hereto, since January 1, 1998, neither MacManus nor any of its Major Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of MacManus or its Major Subsidiaries which has not been cured. The insurance policies of MacManus and its Major Subsidiaries are valid and enforceable policies.

   Section 3.17 Certain Contracts. Listed on Schedule 3.17 are all (i) material real property leases and subleases, (ii) material joint venture, strategic alliance and other similar such agreements, (iii) contracts related to indebtedness of more than $20 million or any guarantee of such indebtedness, and (iv) any other contract or agreement (or related group thereof) the remaining performance of which by any party involves payment or consideration in excess of $20 million, but excluding in each case any contracts for the rendering of services to clients or real estate leases, to which MacManus or any of its Subsidiaries is a party (the "MacManus Contracts"). True and complete copies of the MacManus Contracts have been made available to Leo Group. The MacManus Contracts are legal, valid, binding, enforceable and in full force and effect except to the extent they have previously expired in accordance with their terms or, to the extent such invalidity or unenforceability would not have a Material Adverse Effect on MacManus, and neither MacManus nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any MacManus Contract, except for defaults which individually and in the aggregate would not reasonably be expected to result in a Material Adverse Effect on MacManus.
Schedule 3.17 separately identifies each MacManus Contract which contains a change-in-control or similar type provision which will be "triggered" and/or require a consent as a result of the transactions contemplated hereby. To the knowledge of MacManus, no party (other than MacManus or its Subsidiaries) to any MacManus Contract is in material breach or default thereof (and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under any such Contract) or has repudiated any provision of any such Contract. Neither MacManus nor any of its Major Subsidiaries owns any material real property.

   Section 3.18 Client Relations. Except as set forth on Schedule 3.18, to MacManus' knowledge (without making any special inquiry), no MacManus Material Client (as defined below) of MacManus or any of its Subsidiaries has advised MacManus or such Subsidiary orally or in writing that it is (x) terminating or considering terminating the handling of its business by MacManus as a whole or in any substantial part or (y) planning to reduce its future spending with MacManus or such Subsidiary in any material manner. For purposes of this Agreement, a "MacManus Material Client" is any client expected to provide at least the amount set forth on Schedule 3.18 in annualized revenues to MacManus and its Subsidiaries, taken as a whole, under current budgets.

   Section 3.19 Licenses. MacManus and each of its Subsidiaries are the authorized legal holders or otherwise have rights to all Permits and licenses and operating rights necessary for the operation of their businesses as presently operated (collectively, the "MacManus Licenses"), except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on MacManus. There is not now pending and, to MacManus' knowledge, there is not threatened, any action by or before any Governmental or Regulatory Authority to revoke, suspend, cancel, rescind or modify in any material respect any of the MacManus Licenses.

   Section 3.20 Year 2000.

   (a) MacManus has initiated a review and assessment of all areas within its and each of its existing Major Subsidiaries' business and operations that could reasonably be expected to adversely affected by a failure of any of its Systems to be Year 2000 Compliant and developed a plan and timeline for addressing Year 2000 compliance on a timely basis. As of the date of this Agreement, MacManus has completed its implementation of such plans in all material respects. For purposes of this Agreement, "Systems" refers to any computer hardware, software, databases, automated systems or other computer and telecommunications equipment owned or used primarily by a Person, or included or incorporated in such Person's products. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to Systems, that such Systems are designed to be used prior to, during and after the calendar year 2000 A.D. and will (i) operate normally,
(ii) record, process, calculate, compare, sequence, or use dates properly,
(iii) accurately determine intervals between and time elapsed among dates before, within and after such year, including leap years, and (iv) otherwise operate without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Based on the foregoing, to MacManus' knowledge, all Systems that are material to its or any of its Major Subsidiaries' business or operations are reasonably expected on a timely basis to be Year 2000 Compliant.

   (b) To the knowledge of MacManus, those Systems which are owned or used by others and which are used or relied on by MacManus or its Major Subsidiaries in the conduct of their respective businesses are Year 2000 Compliant, except as would not have a Material Adverse Effect on MacManus.

   Section 3.21 Foreign Corrupt Practices and International Trade Sanctions. To MacManus' knowledge, neither MacManus, nor any of its Major Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

   Section 3.22 No Undisclosed Liabilities. To the knowledge of MacManus, neither MacManus nor any of its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) or obligation of any nature (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any such liability or obligation), that have, or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on MacManus, except for (i) liabilities set forth on the face of the MacManus Financial Statements (rather than in any notes thereto) or disclosed in the Schedules to this Agreement or the Proxy Statement and (ii) liabilities which have arisen after the MacManus Financial Statements in the ordinary course of business of MacManus and its Subsidiaries (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

   Section 3.23 Accounts Receivable. All accounts receivable of MacManus and its Subsidiaries are reflected properly on their books and records, are valid receivables and subject to no setoffs or counterclaims, subject only to reserves set forth on the face of the MacManus Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of MacManus and its Subsidiaries, and except as would not have a Material Adverse Effect on MacManus.

   Section 3.24 Affiliated Transactions. Except as set forth in Schedule 3.24, no executive officer or director of MacManus or any of its Major Subsidiaries or, to the knowledge MacManus, any individual related by blood, marriage or adoption to any such individual or any entity in which any such person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with MacManus or any of its Major Subsidiaries (excluding any employment agreement and rights under benefits plans) or has any material interest in any material property used by MacManus or any of its Major Subsidiaries, including any Intellectual Property rights.

   Section 3.25 Information in Proxy Statement. None of the information supplied or to be supplied by MacManus specifically for inclusion in the Proxy Statement (as hereinafter defined) will, at the time the Proxy Statement is first distributed to the stockholders of MacManus and Leo Group, at the time of each Stockholders Meeting and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   Section 3.26 Opinion of Financial Advisor. MacManus has received the written opinion of the Financial Advisor to the effect that, as of the date hereof, the consideration to be received by the holders of MacManus Common Stock in connection with the MacManus Merger is fair to such holders from a financial point of view.

                                   ARTICLE IV

                  Representations and Warranties of Leo Group

   Leo Group hereby represents and warrants as of the date hereof to MacManus as follows:

   Section 4.1 Organization and Qualification; Subsidiaries. Leo Group and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Leo Group. Each of Leo Group and its Subsidiaries has the requisite power and authority and any necessary Permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Leo Group.

   Section 4.2 Certificate of Incorporation and Bylaws. Leo Group has heretofore furnished, or otherwise made available, to MacManus a complete and correct copy of the Certificate of Incorporation and the Bylaws (or such other organizational documents), each as amended to the date hereof, of Leo Group and each of its Major Subsidiaries (as listed on Schedule 4.2 hereto). Such Certificates of Incorporation and Bylaws (or such other organizational documents) are in full force and effect. Neither Leo Group nor any of its Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or its Bylaws (or such other organizational documents), except for such violations which, when taken together with all other such violations, would not reasonably be expected to have a Material Adverse Effect on Leo Group.

   Section 4.3 Capitalization.

   (a) The authorized and outstanding capital stock of Leo Group as of the date hereof is set forth on Schedule 4.3. Except as set forth on Schedule 4.3, there are no outstanding Leo Group Equity Rights. For purposes of this Agreement, "Leo Group Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Leo Group or any of Leo Group's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of Leo Group.

   (b) Except as set forth on Schedule 4.3, there are no outstanding obligations of Leo Group or any of Leo Group's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Leo Group or Leo Group Equity Rights.

   (c) All of the issued and outstanding shares of Leo Group Common Stock are validly issued, fully paid and nonassessable and have been duly authorized.

   (d) Schedule 4.3 sets forth for each Subsidiary of Leo Group (i) its legal name and jurisdiction of incorporation or organization, (ii) type of entity (corporation, limited liability company, partnership or other) and (iii) the number or proportion of shares or interests held directly or indirectly by Leo Group (or similar information). Leo Group or one of its wholly-owned Subsidiaries has good and valid title to the capital stock or ownership interests in each of its Major Subsidiaries, free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth on Schedule 4.3, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any of Leo Group's Major Subsidiaries, whether or not presently issued or outstanding, and there are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of Leo Group's Major Subsidiaries. Except as set forth on Schedule 4.3, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any of Leo Group's Subsidiaries (other than its Major Subsidiaries), whether or not presently issued or outstanding, and there are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of Leo Group's Subsidiaries (other than its Major Subsidiaries), other than such as would not, individually or in the aggregate, have a Material Adverse Effect on Leo Group. Except for (i) its Subsidiaries, (ii) immaterial amounts of equity securities,
(iii) investments of Persons in which Leo Group has less than a five percent (5%) interest and (iv) equity interests disclosed on Schedule 4.3 hereto, Leo Group does not directly or indirectly own any equity interest in any other Person. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Leo Group or any of its Major Subsidiaries. Except as disclosed on Schedule 4.3, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Leo Group or any of its Major Subsidiaries.

   (e) Except as set forth on Schedule 4.3, no bonds, debentures, notes or other indebtedness of Leo Group or any of its Major Subsidiaries having the right to vote on any matters on which stockholders may vote are issued or outstanding.

   (f) As of the Effective Time, there will be no more than 10,140,605 issued and outstanding shares of Leo Group Common Stock (less the number of shares redeemed by Leo Group from the date of this Agreement through the Effective
Time).

   Section 4.4 Authority Relative to this Agreement. Leo Group has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Leo Group Merger, this Agreement and the transactions contemplated hereby, to carry out its obligations hereunder. The execution and delivery of this Agreement by Leo Group and the consummation by Leo Group of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Leo Group, subject to the approval of this Agreement and the transactions contemplated hereby by Leo Group's stockholders required by Delaware Law. This Agreement has been duly executed and delivered by Leo Group and, assuming the due authorization, execution and delivery thereof by the other parties, constitutes a legal, valid and binding obligation of Leo Group, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

   Section 4.5 No Conflict; Required Filings and Consents.

     (a) Except as set forth on Schedule 4.5 or as described in subsection
  (b) below, the execution and delivery of this Agreement by Leo Group does not, and the performance of this Agreement by Leo Group will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Leo Group, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Leo Group or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws (or other such organizational documents) of any of Leo Group's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Leo Group or any of its Subsidiaries pursuant to, or result in the loss of any material benefit or right, or result in an acceleration of any rights or amounts due resulting from a change of control or otherwise, or require the consent of any other party to any contract, instrument, Permit, license or franchise to which Leo Group or any of its Subsidiaries is a party or by which Leo Group, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) and (iv) above, for matters addressed in Section 4.5(b) or conflicts, violations, breaches, defaults, rights, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Leo Group.

     (b) Except for applicable requirements, if any, of foreign regulatory laws and commissions, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws, neither Leo Group nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental or Regulatory Authority in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental or Regulatory Authority is required to be obtained by Leo Group or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement, other than such as would not have a Material Adverse Effect on Leo Group or the Parent.

   Section 4.6 Financial Statements. The financial statements, including all related notes and schedules, listed on Schedule 4.6 hereto (the "Leo Group Financial Statements") (copies of which have been provided to MacManus) are consistent with the books and records of Leo Group and its Subsidiaries and fairly present the consolidated financial position of Leo Group and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Leo Group and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments (which adjustments will not be material individually or in the aggregate).

   Section 4.7 Absence of Certain Changes or Events. Except as disclosed on
Schedule 4.7, since June 30, 1999, and except as permitted by this Agreement or consented to hereunder, Leo Group and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices. Since June 30, 1999, there has not been any change, or any event involving a prospective change, in the business, financial condition, operations or results of operations of Leo Group or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Leo Group. Since January 1, 1999, Leo Group and its Major Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

   Section 4.8 Litigation. Except as set forth on Schedule 4.8 hereto, there are no claims, actions, suits, proceedings or investigations pending or, to Leo Group's knowledge, threatened against Leo Group or any of its Subsidiaries, or any properties or rights of Leo Group or any of its Subsidiaries, before any Governmental or Regulatory Authority which (i) would individually or in the aggregate be reasonably likely to have a Material Adverse Effect on Leo Group or (ii) seek to prevent or delay, or seek damages in connection with, the transactions contemplated by this Agreement. None of Leo Group and its Subsidiaries is subject to any material outstanding injunction, judgment, order, decree, ruling or charge. With respect to Tax matters, litigation shall not be deemed threatened unless a Tax authority has delivered a written notice of deficiency to Leo Group or any of its Subsidiaries.

   Section 4.9 No Violation of Law; Permits. The business of Leo Group and its Subsidiaries is not being conducted in violation of any Legal Requirements or in violation of any Permits, except for violations and possible violations none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Leo Group. Except as set forth on Schedule
4.9 hereto, no investigation, review or proceeding by any Governmental or Regulatory Authority with respect to Leo Group or any of its Subsidiaries in relation to any violation or alleged violation of law or regulation is pending or, to Leo Group's knowledge, threatened, nor has any Governmental or Regulatory Authority indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Leo Group. Except as set forth on Schedule 4.9 hereto, neither Leo Group nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental or Regulatory Authority that materially restricts the conduct of its business or which would reasonably be expected to have a Material Adverse Effect on Leo Group, nor has Leo Group or any of its Subsidiaries been advised in writing that any Governmental or Regulatory Authority is considering issuing or requesting any of the foregoing.

   Section 4.10 Employee Matters; ERISA. Except as set forth on Schedule 4.10:

     (a) Copies of all employee benefit plans covering present or former employees or directors of Leo Group and of each of its Major Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which Leo Group or any of its Major Subsidiaries has, or has had, an obligation to contribute or any other liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, any deferred compensation, stock, profit sharing, retirement, savings, medical, health, life insurance, disability, sick leave, cafeteria or flexible spending, vacation, or severance programs, policies or plans (collectively, the "Leo Group Benefit Plans"), whether funded or unfunded, insured or uninsured, have been made available to MacManus.

     (b) Each of the Leo Group Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to Leo Group's knowledge, no circumstances exist that could reasonably be expected to adversely affect such qualification. Leo Group is in compliance in all material respects with, and each of the Leo Group Benefit Plans complies in form with, and is and has been operated in all material respects in compliance with, all applicable Legal Requirements, including, without limitation, ERISA and the Code. No assets of Leo Group or any of its Major Subsidiaries are subject to liens arising under ERISA or the Code on account of any Leo Group Benefit Plan, neither Leo Group nor any of its Major Subsidiaries has been required to provide any security under Sections 401(a)(29) or 412(f) of the Code, or under Section 307 of ERISA, and no event has occurred that could give rise to any such lien or a requirement to provide such security.

     (c) With respect to the Leo Group Benefit Plans, individually and in the aggregate, no event has occurred and, to Leo Group's knowledge, there does not now exist any condition or set of circumstances, that could subject Leo Group or any of its Major Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which Leo Group or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course. No Leo Group Benefit Plan subject to Title IV of ERISA has terminated, nor has a "reportable event" (within the meaning of Section 4043 of ERISA) occurred with respect to any such plan (other than such events with respect to which the reporting requirement has been waived by regulation).

     (d) None of the Leo Group Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA (i) provide for any post-employment or retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code, Part 6 of Title I of ERISA or applicable state law, or (ii) has provided any disqualified benefit, within the meaning of Section 4976 of the Code, with respect to which an excise tax has been, or could be, imposed.

     (e) Leo Group has made available to MacManus copies of the following documents with respect to each Leo Group Benefit Plan, where applicable,
  (i) all plan documents governing such plan and the most recent summary plan description furnished to employees, (ii) the three (3) most recent annual reports filed with the IRS, (Form 5500-series), including all schedules and attachments thereto, (iii) each related trust agreement or other funding arrangement (including all amendments to each such agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such Leo Group Benefit Plan, and any currently-pending application for such a letter, and (v) the most recent actuarial report or valuation.

     (f) Except as set forth on Schedule 4.10 hereto as made available to MacManus prior to the date hereof, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any
  (i) payment (whether of severance pay or otherwise) becoming due from Leo Group or any of its Major Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (ii) benefit under any Leo Group Benefit Plan being established or becoming accelerated, vested or payable, or (iii) "reportable event" (as defined in Section 4043 of ERISA) with respect to a Leo Group Benefit Plan subject to Title IV of ERISA.

     (g) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the Leo Group Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (h) Neither Leo Group nor any of its Major Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
  Section 4975 of the Code, with respect to any Leo Group Benefit Plan, has engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code upon Leo Group or its Major Subsidiaries, or which could constitute a breach of fiduciary duty which could result in liability on the part of Leo Group or any of its Major Subsidiaries.

     (i) No Leo Group Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Part 3 of Title I of ERISA), whether or not waived. Neither Leo Group nor any of its Major Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any Leo Group Benefit Plan. Neither Leo Group nor any of its Major Subsidiaries is a party to, contributes to, or is required to contribute to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No Leo Group Benefit Plan is a "multiple employer plan", within the meaning of the Code or ERISA.

   Section 4.11 Labor Matters. Except as set forth on Schedule 4.11, neither Leo Group nor any of its Major Subsidiaries has any labor unions or is the subject of any pending proceeding asserting that it or any of its Major Subsidiaries has committed an unfair labor practice or seeking to compel it to recognize or bargain with any labor union or labor organization, nor is any such proceeding pending or, to Leo Group's knowledge, threatened, except in each case as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Leo Group. To the knowledge of Leo Group, none of the officers or managing directors of Leo Group or any of its Major Subsidiaries (or individuals holding positions with similar seniority or responsibility) has any plans to terminate employment with Leo Group or such Major Subsidiary as the case may be.

   Section 4.12 Board Action; Vote Required.

   (a) The Board of Directors of Leo Group has unanimously approved this Agreement and the Leo Group Merger, declared its advisability and determined that the transactions contemplated by this Agreement are in the best interests of Leo Group and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

   (b) The approval of this Agreement by a majority of the votes entitled to be cast by all holders of Leo Group Common Stock is the only vote of the holders of any class or series of the capital stock of Leo Group required to approve this Agreement, the Leo Group Merger and the other transactions contemplated hereby.

   Section 4.13 Brokers. Except for the fees and expenses of the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Leo Group or any of its Subsidiaries.

   Section 4.14 Tax Matters. Except as set forth on Schedule 4.14 attached hereto and except to the extent that the failure of the following representations to be true would not have in the aggregate a Material Adverse Effect on Leo Group or the Leo Group Surviving Corporation:

     (a) All Tax Returns required to be filed by Leo Group or its Subsidiaries on or prior to the Effective Time have been or will be timely filed with the appropriate Governmental or Regulatory Authorities and are or will be correct in all respects, and all Taxes due by Leo Group or its Subsidiaries on or prior to the Effective Time have been, or will be, timely paid;

     (b) All unpaid Taxes in respect of Leo Group or its Subsidiaries with respect to taxable periods ending on or prior to the Effective Time or with respect to taxable periods that begin before the Effective Time and end after the Effective Time, to the extent such Taxes are attributable to the portion of such period ending at the Effective Time, have been or will be adequately reflected as a liability on the books of Leo Group or its Subsidiaries on or prior to the Effective Time;

     (c) There are no liens (except for statutory liens for current Taxes not yet due and payable) against any domestic or foreign assets of Leo Group or any of its Subsidiaries resulting from any unpaid Taxes;

     (d) No audit or other proceeding with respect to Taxes due from Leo Group or any of its Subsidiaries, or any Tax Return of Leo Group or any of its Subsidiaries, is pending, threatened in writing, or being conducted by any Governmental or Regulatory Authority;

     (e) No extension of the statute of limitations on the assessment of any Taxes has been granted by Leo Group or any of its Subsidiaries and is currently in effect; and

     (f) Neither Leo Group nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code or any similar provision of foreign, state or local law.

   Section 4.15 Intellectual Property. Leo Group and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property that is individually or in the aggregate material to the conduct of the businesses of Leo Group and its Subsidiaries taken as a whole ("Leo Group Intellectual Property"). Except as disclosed in Schedule 4.15, (i) Leo Group and its Subsidiaries have not defaulted in any material respect under any license to use Leo Group Intellectual Property, (ii) Leo Group and its Subsidiaries are not the subject of any proceeding or litigation for infringement of any third party Intellectual Property, (iii) Leo Group has no knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation, and (iv) Leo Group has no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of Leo Group Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Leo Group.

   Section 4.16 Insurance. Except as set forth on Schedule 4.16 hereto, each of Leo Group and each of its Major Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Leo Group and its Major Subsidiaries. Except as set forth on Schedule 4.16 hereto, since January 1, 1998, neither Leo Group nor any of its Major Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Leo Group or its Major Subsidiaries which has not been cured. The insurance policies of Leo Group and its Major Subsidiaries are valid and enforceable policies.

   Section 4.17 Certain Contracts. Listed on Schedule 4.17 are all (i) material real property leases and subleases, (ii) material joint venture, strategic alliance and other such agreements, (iii) contracts related to indebtedness of more than $20 million or any guarantee of such indebtedness and (iv) any other contract or agreement (or related group thereof) the remaining performance of which by any party involves payment or consideration in excess of $20 million, but excluding in each case any contracts for the rendering of services to clients or real estate leases, to which Leo Group or any of its Subsidiaries is a party (the "Leo Group Contracts"). True and complete copies of the Leo Group Contracts have been made available to MacManus. The Leo Group Contracts are legal, valid, binding, enforceable and in full force and effect except to the extent they have previously expired in accordance with their terms or to the extent such invalidity or unenforceability would not have a Material Adverse Effect on Leo Group, and neither Leo Group nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Leo Group Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Leo Group. Schedule 4.17 separately identifies each Leo Group Contract which contains a change-in-control or similar type provision which will be "triggered" and/or require a consent as a result of the transactions contemplated hereby. To the knowledge of Leo Group, no party (other than Leo Group or its Subsidiaries) to any Leo Group Contract is in material breach or default thereof (and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration under any such Contract) or has repudiated any provision of any such Contract. Neither Leo Group nor any of its Major Subsidiaries owns any material real estate.

   Section 4.18 Client Relations. Except as set forth on Schedule 4.18, to Leo Group's knowledge (without making any special inquiry), no Leo Group Material Client (as defined below) of Leo Group or any of its Subsidiaries has advised Leo Group or such Subsidiary orally or in writing that it is (x) terminating or considering terminating the handling of its business by Leo Group as a whole or in any substantial part or (y) planning to reduce its future spending with Leo Group or such Subsidiary in any material manner. For purposes of this Agreement, a "Leo Group Material Client" is any client expected to provide at least the amount set forth on Schedule 4.18 in annualized revenues to Leo Group and its Subsidiaries, taken as a whole, under current budgets.

   Section 4.19 Licenses. Leo Group and each of its Subsidiaries are the authorized legal holders or otherwise have rights to all Permits and licenses and operating rights necessary for the operation of their businesses as presently operated (collectively, the "Leo Group Licenses"), except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Leo Group. There is not now pending and, to Leo Group's knowledge, there is not threatened, any action by or before any Governmental or Regulatory Authority to revoke, suspend, cancel, rescind or modify in any material respect any of the Leo Group Licenses.

   Section 4.20 Year 2000.

   (a) Leo Group has initiated a review and assessment of all areas within its and each of its existing Major Subsidiaries' business and operations that could reasonably be expected to be adversely affected by a failure of any of its Systems to be Year 2000 Compliant and developed a plan and timeline for addressing Year 2000 compliance on a timely basis. As of the date of this Agreement, Leo Group has completed its implementation of such plans in all material respects. Based on the foregoing, to Leo Group's knowledge, all Systems that are material to its or any of its Major Subsidiaries' business or operations are reasonably expected on a timely basis to be Year 2000 Compliant.

   (b) To the knowledge of Leo Group, those Systems which are owned or used by others and which are used or relied on by Leo Group or its Major Subsidiaries in the conduct of their respective businesses are Year 2000 Compliant, except as would not have a Material Adverse Effect on Leo Group.

   Section 4.21 Foreign Corrupt Practices and International Trade Sanctions. To Leo Group's knowledge, neither Leo Group, nor any of its Major Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

   Section 4.22 No Undisclosed Liabilities. To the knowledge of Leo Group, neither Leo Group nor any of its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) or obligation of any nature (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any such liability or obligation), that have, or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Leo Group, except for (i) liabilities set forth on the face of the Leo Group Financial Statements (rather than in any notes thereto) or disclosed in the Schedules to this Agreement or the Proxy Statement and (ii) liabilities which have arisen after the Leo Group Financial Statements in the ordinary course of business of Leo Group and its Subsidiaries (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

   Section 4.23 Accounts Receivable. All accounts receivable of Leo Group and its Subsidiaries are reflected properly on their books and records, are valid receivables and subject to no setoffs or counterclaims, subject only to reserves set forth on the face of the Leo Group Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of Leo Group and its Subsidiaries, except as would not have a Material Adverse Effect on Leo Group.

   Section 4.24 Affiliated Transactions. Except as set forth in Schedule 4.24, no executive officer or director of Leo Group or any of its Major Subsidiaries or, to the knowledge Leo Group, any individual related by blood, marriage or adoption to any such individual or any entity in which any such person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Leo Group or any of its Major Subsidiaries (excluding any employment agreement and rights under benefits plans) or has any material interest in any material property used by Leo Group or any of its Major Subsidiaries, including any Intellectual Property rights.

   Section 4.25 Information in Proxy Statement. None of the information supplied or to be supplied by Leo Group specifically for inclusion in the Proxy Statement (as hereinafter defined) will, at the time the Proxy Statement is first distributed to the stockholders of MacManus and Leo Group, at the time of each Stockholders Meeting and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   Section 4.26 Opinion of Financial Advisor. Leo Group has received the written opinion of the Financial Advisor to the effect that, as of the date hereof, the consideration to be received by the holders of Leo Group Common Stock in connection with the Leo Group Merger is fair to such holders from a financial point of view.

                                   ARTICLE V

              Conduct of Independent Businesses Pending the Merger

   Section 5.1 Transition Planning. A four-person committee (the "Transition Committee"), the members of which will be the individuals listed on Schedule 5.1, is hereby created to coordinate the numerous administrative matters necessary to be performed in connection with the Mergers. If any of such persons is unable to serve on the Transition Committee for any reason, then MacManus and Leo Group shall take such action as may be required so that the Transition Committee consists of two (2) persons designated by each of MacManus and Leo Group. The Transition Committee shall be responsible for coordinating all aspects of administrative planning and implementation relating to the Mergers and the other transactions contemplated hereby. The affirmative vote of three (3) members of the Transition Committee shall be required for such committee to take action.

   Section 5.2 Conduct of Business in the Ordinary Course. Each of MacManus and Leo Group covenants and agrees that, between the date hereof and the Effective Time, unless the Transition Committee shall otherwise consent in writing, and except as described on Schedule 5.2 hereto or as otherwise expressly contemplated hereby, the business of such party and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and all Legal Requirements and Permits; and each of MacManus and Leo Group and their respective Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant clients and suppliers and with other persons with whom they have significant business relations. By way of amplification and not limitation, unless the Transition Committee shall otherwise consent in writing, and except as set forth on Schedule 5.2 hereto or as otherwise expressly contemplated by this Agreement, each of MacManus and Leo Group agrees on behalf of itself and its Subsidiaries that they will not, between the date hereof and the Effective Time, directly or indirectly, do any of the following:

     (a) (i) except for (a) the issuance of shares of MacManus Common Stock and Leo Group Common Stock to employees in the ordinary course of business and in the amounts set forth in Schedule 5.2, (b) the issuance of securities by a Subsidiary to any Person which is directly or indirectly wholly-owned by MacManus or Leo Group (as the case may be), (c) liens granted to secure indebtedness permitted by Schedule 5.2 or (d) issuances permitted under Section 6.11: issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, such party or any of its Subsidiaries;

       (ii) amend or propose to amend the Certificate of Incorporation or Bylaws (or other comparable organizational document) of such party or any of its Subsidiaries, or adopt, amend or propose to amend any stockholder rights plan or related rights agreement;

       (iii) split, combine or reclassify any outstanding shares of capital stock of MacManus or Leo Group, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to shares of MacManus Common Stock or Leo Group Common Stock;

       (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock; or

       (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.2(a); or

     (b) (i) except for Acquisitions permitted pursuant to Section 6.11 hereof, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make or increase any investment in another entity (other than an entity which is a wholly-owned Subsidiary of such party as of the date hereof and other than incorporation of a wholly-owned Subsidiary) or joint ventures;

       (ii) except in the ordinary course of business and in a manner consistent with past practice sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of such party or any of its Subsidiaries, except for transactions permitted by Schedule 5.2 or borrowings contemplated by
    Section 6.12 or 6.13 as the case may be;

       (iii) except in the ordinary course of business and in a manner consistent with past practice, authorize or make capital expenditures not set forth in the most recent budgets presented to the other party prior to the date hereof;

       (iv) except as permitted by Schedule 5.2 and Acquisitions permitted pursuant to Section 6.11 hereof, enter into any other agreement, contract or commitment except in the ordinary course of business of operating the existing businesses of MacManus or Leo Group, as the case may be; or

       (v) authorize or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this
    Section 5.2(b);

     (c) incur or assume indebtedness (other from that shown on the MacManus Financial Statements or Leo Group Financial Statements, as the case may be) or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except (i) as permitted by Schedule 5.2 hereto, (ii) refinancing of existing indebtedness and (iii) as contemplated by Section
  6.12 or 6.13 as the case may be;

     (d) except as set forth in Schedule 5.2, take any action with respect to
  (i) the grant of any severance or termination pay, or stay, bonus, or other incentive arrangements (otherwise than pursuant to Benefit Plans and policies of such party in effect on the date hereof or in the ordinary course of such party's business), (ii) the payment (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any MacManus Benefit Plan or Leo Group Benefit Plan, as the case may be) under any MacManus Benefit Plan or any Leo Group Benefit Plan, as the case may be, to any director or officer of, or independent contractor or consultant to, such party or any of its Subsidiaries, (iii) adopt or otherwise materially amend (except for amendments required or made advisable by Legal Requirements) any MacManus Benefit Plan or Leo Group Benefit Plan, as the case may be, or (iv) grant or establish any new awards under any such existing MacManus Benefit Plan or Leo Group Benefit Plan (except in the ordinary course of business and in amounts and in a manner consistent with past practice);

     (e) file any material amended Tax Returns, settle any material Tax audits or other proceedings, other than a settlement of currently pending proceedings or subsequent related proceedings for an immaterial amount, or change in any material respect (i) its method of tax accounting or tax practice or (ii) its accounting policies, methods or procedures, except as required by GAAP;

     (f) take any action specified on Schedule 5.2 that would prevent or impede the Mergers, taken together, from qualifying for U.S. federal income tax purposes as a transaction having the effects described under Sections 351 and 368 of the Code;

     (g) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights, except as set forth on Schedule 5.2;

       (ii) materially modify any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Benefit Plan, except to the extent required by GAAP;

       (iii) materially modify the investment philosophy of the Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation;

       (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Benefit Plans or management of the Benefit Plan trusts;

     (v) except as described on Schedule 5.2, offer any new or extend any existing retirement incentive, "window" or similar benefit program;

     (vi) grant any ad hoc pension increase; or

     (vii) establish any new or fund any existing "rabbi" or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; or

     (h) authorize or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.2.

   MacManus and Leo Group agree that any written approval to a variance from the above obtained under this Section 5.2 may be relied upon by a party if signed by a member of the Transition Committee appointed by the other party.

   Section 5.3 Control of Operations. Leo Group shall not have, directly or indirectly, the right to control or direct MacManus' business, operations or affairs prior to the Effective Time. MacManus shall not have, directly or indirectly, the right to control or direct Leo Group's business, operations or affairs prior to the Effective Time. Prior to the Effective Time, each of Leo Group and MacManus shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective business, operations and affairs.

   Section 5.4 Sale of Giant Step. Notwithstanding any other provision of this Agreement, Leo Group shall be entitled to sell and transfer all of its capital stock in Giant Step to a third party buyer on terms substantially similar to those set forth on Schedule 5.5 (or such other terms as may be approved by the Transition Committee) and to take all other actions which are reasonably necessary to complete such transaction.

   Section 5.5 Deferred Compensation Arrangements. Notwithstanding any other provision of this Agreement, MacManus shall be entitled to distribute all profit appreciation accounts (known as "PAC") account balances, deferred profit allowance (known as "DPA") account balances, growth accumulation plan (known as "GAP") account balances and to redeem its outstanding $8 preferred stock as of December 31, 1999 to the applicable employees in calendar year 2000, whether before or after the Effective Time; provided that the aggregate amount of such payments shall not exceed $31,600,000.

   Section 5.6 Partial Sale of Novo. Notwithstanding any other provision of this Agreement, MacManus shall be entitled to sell to certain of its stockholders and employees (and certain other persons) a portion of its ownership interest in Novo MediaGroup, Inc. on terms substantially similar to those set forth on Schedule 5.6.

                                   ARTICLE VI

                             Additional Agreements

   Section 6.1 Proxy Statement.

   (a) As promptly as practicable after the execution and delivery of this Agreement, MacManus and Leo Group will prepare a joint proxy statement/private placement memoranda (the "Proxy Statement"), and promptly thereafter shall mail to the holders of shares of MacManus Common Stock and Leo Group Common Stock the Proxy Statement. Each of MacManus and Leo Group agree to cooperate with the other party in the preparation of the Proxy Statement, including without limitation, supplying information required for the Proxy Statement.

   (b) After the mailing thereof in connection with the Stockholders Meetings, no amendment or supplement to the Proxy Statement will be made by MacManus or Leo Group without the prior approval of the other party. If at any time prior to the Stockholders Meetings any information relating to Leo Group or MacManus, or any of their respective affiliates, officers or directors, or otherwise, is discovered by Leo Group or MacManus and which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly, to the extent required by law, disseminated to the respective stockholders.

   Section 6.2 Stockholder Meetings. As promptly as practicable after the completion of the Proxy Statement, each of Leo Group and MacManus shall duly give notice of, convene and hold a meeting of its respective stockholders (the "Stockholders Meetings") in accordance with Delaware Law for the purposes of obtaining the approval of their respective stockholders required to approve this Agreement and the other transactions contemplated hereby (the "Stockholder Approvals") and each of Leo Group and MacManus shall use their commercially reasonable efforts to obtain the Stockholder Approval from their respective stockholders. The board of directors of each of Leo Group and MacManus shall unanimously recommend to their respective stockholders the adoption of this Agreement and declare the approval of this Agreement advisable. Notwithstanding the previous sentence, the board of directors of each of Leo Group and MacManus may withdraw or modify its recommendation that its stockholders approve this Agreement and its finding that such approval is advisable if such board of directors, after having consulted with outside counsel, determines that the refusal to do so would constitute a breach by such board of directors of their fiduciary duties under applicable laws; provided, further, that the respective board of directors shall continue to take all action necessary to convene the respective Stockholders Meeting and shall submit for (or shall not withdraw from) the consideration of such stockholders the adoption of this Agreement (even if such board of directors is permitted to withdraw or modify its approval with respect to this Agreement).

   Section 6.3 Closing; Regulatory Approvals.

   (a) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in Article VII hereof have been fulfilled or waived, each of the parties shall execute in the manner required by Delaware Law and deliver to and file with the Secretary of State of the State of Delaware such certificates, instruments and agreements as may be required by Delaware Law, and the parties shall take all such other and further actions as may be required by law, to make the Mergers effective. Prior to the filings referred to in this Section 6.3(a), a closing (the "Closing") will be held at the offices of Kirkland & Ellis in New York (or such other place as the parties may agree) for the purpose of confirming all the foregoing. The Closing will take place upon the later to occur of January 31, 2000 and two business days after the fulfillment or waiver of all of the conditions to closing set forth in Article VII of this Agreement, unless otherwise agreed to by the parties (the date of the Closing being herein referred to as the "Closing Date").

   (b) Each of Leo Group and MacManus shall use all commercially reasonable efforts to take or cause to be taken and do or cause to be done prior to the Effective Time all things necessary, proper or advisable to ensure compliance with all Legal Requirements and Permits, and to obtain in a timely manner all necessary Permits or waivers from, approvals or consents of, or declarations, registrations or filings with, and all expirations of waiting periods imposed by, any Governmental or Regulatory Authority, including without limitation compliance with the HSR Act, which are necessary for the consummation of the transactions contemplated hereby (the "Required Regulatory Approvals").

   (c) In connection with and without limiting the foregoing, Leo Group and MacManus shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Mergers, this Agreement or any of the other transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Mergers, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Mergers and the other transactions contemplated by this Agreement.

   Section 6.4 Access to Information. From the date hereof to the Effective Time, each of MacManus and Leo Group shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other party reasonable access during regular business hours to such party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other party may reasonably request.

   Section 6.5 Public Announcements. MacManus and Leo Group shall develop a joint communications plan and each party shall use all commercially reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other party.

   Section 6.6 Cooperation. Upon the terms and subject to the conditions hereof, each of the parties agrees to cooperate with each other (i) to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (ii) to obtain all necessary waivers, consents and approvals from any Governmental or Regulatory Authority or other Person, including Required Regulatory Approvals and (iii) to effect all necessary filings under the HSR Act or any other Legal Requirements or Permits. Nothing in this Agreement shall require Leo Group or MacManus to enter into any sale or divestiture of assets related to obtaining antitrust approval. The parties shall (i) cooperate in responding to inquiries from, and making presentations to, Governmental or Regulatory Authorities; (ii) promptly inform the other party of any material oral or written communication received by such party from, or given by such party to any Governmental or Regulatory Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) consult with each other in advance of any meeting or conference with, or of making any filing or other written submission to, any such Governmental or Regulatory Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental or Regulatory Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, or to review and approve any such filing or other written submission, in each case regarding the Mergers.

   Section 6.7 Indemnification, Directors' and Officers' Insurance. For a period of six (6) years after the Effective Time, (a) the Surviving Corporations shall maintain in effect the provisions regarding indemnification of officers and directors in the charter and bylaws of Leo Group, MacManus and each of their respective Subsidiaries no less advantageous to such officers and directors and any director, officer or employee indemnification agreements of Leo Group, MacManus and their respective Subsidiaries, (b) the Surviving Corporations shall maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Leo Group or MacManus, as the case may be (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, and (c) the Surviving Corporations shall indemnify the directors and officers of Leo Group or MacManus and their respective Subsidiaries, as the case may be, to the fullest extent to which they are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law.

   Section 6.8 Employee Benefit Plans. Except as otherwise provided herein or set forth on Schedule 5.2, MacManus and Leo Group agree that the Surviving Corporations (and their Subsidiaries) shall maintain the Leo Group Benefit Plans and MacManus Benefit Plans as separate plans after the Effective Time with respect to employees covered by such plans immediately prior to the Effective Time until otherwise determined by the Parent Board of Directors.

   Section 6.9 Blue Sky. MacManus and Leo Group will use their commercially reasonable efforts to obtain prior to the Effective Time any necessary foreign and state securities or "blue sky" and other such

Permits and approvals required to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

   Section 6.10 Tax-Free Reorganization; Other Matters. Each of the parties will use its commercially reasonable efforts, and each agrees to cooperate with the other parties and provide one another with such documentation, information and materials, as may be reasonably necessary, proper or advisable, to cause the Mergers to qualify for U.S. federal income tax purposes as being a transaction described in Sections 351 and 368 of the Code. Parent and the Surviving Corporations shall use all commercially reasonable efforts to oppose and defend against any challenge to the tax treatment of the redemptions or the Mergers by the Internal Revenue Service or any other applicable taxing authority.

   Section 6.11 Permitted Acquisitions. During the period from the date of this Agreement through the Closing Date, each of MacManus and Leo Group may engage in acquisition and investment transactions taking the form of a stock acquisition, asset acquisition, merger, investment or similar type or form of transaction ("Acquisitions"); provided, however, that such transactions comply with this Section 6.11. Each of MacManus and Leo Group may engage in Acquisitions provided that the value of the aggregate consideration payable by such party in any such Acquisition shall not exceed $10,000,000 (including assumptions of debt) and that such consideration paid shall not include any capital stock or other equity interests in MacManus or Leo Group; provided that the foregoing notwithstanding, Leo Group may acquire Media Estrategia for aggregate consideration of approximately $30 million in cash and the Danish company identified by Leo Burnett for total consideration of up to $10 million (which may include up to approximately 32,200 shares of Leo Group Common Stock) (so long as the total number of shares of Leo Group Common Stock outstanding at the Effective Time does not exceed 10,140,605). Any Acquisition in excess of such amount shall require the prior written consent of the other party.

   Section 6.12 MacManus Offer. Notwithstanding any other provision in this Agreement, MacManus shall offer to redeem from its stockholders up to 40% of their shares of MacManus Common Stock at a price per share equal to $992.25 in cash, and MacManus shall redeem any and all shares of its Common Stock tendered to it pursuant to such redemption offer (the "MacManus Offer"). MacManus shall initiate such Offer as soon as practicable after the date of this Agreement and shall consummate such Offer prior to the Closing. Notwithstanding any other provision in this Agreement, MacManus may incur bank or other third party indebtedness up to an amount equal to the total consideration paid to its stockholders in connection with the MacManus Offer. MacManus shall consult with Leo Group regarding the terms of the financing for the MacManus Offer. MacManus shall cause the MacManus Offer to be made and consummated in accordance with applicable law and its organizational documents.

   Section 6.13 Leo Group Redemption. Notwithstanding any other provision in this Agreement, Leo Group may offer to redeem from all or certain of its stockholders (at the sole discretion of Leo Group) up to 1,000,000 shares of its Common Stock at a price per share equal to $115.38 in cash, and Leo Group shall be entitled to acquire up to 1,000,000 shares of its Common Stock pursuant to such offers (the "Leo Group Redemption"). Leo Group shall initiate the Leo Group Redemption as soon as practicable after the date of this Agreement and shall consummate such Redemption prior to the Closing. Notwithstanding any other provision in this Agreement, Leo Group may incur bank or other third party indebtedness up to an amount equal to the total consideration paid to its stockholders in the Leo Group Redemption. Leo Group shall consult with MacManus regarding the terms of the financing for the Leo Group Redemption. Leo Group shall cause the Leo Group Redemption to be made and consummated in accordance with applicable law and its organizational documents.

   Section 6.14 Notice of Developments. Each of Leo Group and MacManus will give prompt written notice to the other of any development causing a breach of any of its representations and warranties in this Agreement. No disclosure pursuant to this Section, however, shall be deemed to amend or supplement any schedule or disclosure schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

   Section 6.15 Further Assurances. At and after the Effective Time, the officers and directors of each of the Surviving Corporations will be authorized to execute and deliver, in the name and on behalf of Leo Group or LAC or MacManus or MAC, as the case may be, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf such entity, any other actions and things to vest, perfect or confirm of record or otherwise in the respective Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of such entity acquired or to be acquired by the respective Surviving Corporation as a result of, or in connection with, the respective Merger.

                                  ARTICLE VII

                           Conditions to the Mergers

   Section 7.1 Conditions to Obligations of Each Party to Effect the Mergers. The respective obligations of each party to effect their respective Mergers shall be subject to the following conditions:

     (a) Stockholder Approval. The MacManus Merger, this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of MacManus in accordance with Delaware Law and the organizational documents of MacManus. The Leo Group Merger, this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Leo Group in accordance with Delaware Law and the organizational documents of Leo Group.

     (b) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority which is in effect and has the effect of (i) making either Merger illegal in the United States or otherwise prohibiting the consummation of either Merger in the United States, or (ii) creating a Material Adverse Effect on either Surviving Corporation or Parent; provided that the closing condition as to the receipt of Required Regulatory Approvals shall be governed by Section 7.1(c) below.

     (c) Regulatory Matters. Any waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated. All other Required Regulatory Approvals shall be in full force and effect, except those (i) as to which appropriate interim or transitional arrangements have been made or (ii) which are not material to either Surviving Corporation or Parent.

     (d) Debt Financing. MacManus shall have obtained bank or third party debt financing for the MacManus Offer and Leo Group shall have obtained bank or third party debt financing for the Leo Group Redemption.

     (e) Tax Opinion. MacManus and Leo Group shall have received an opinion of Arthur Andersen LLP, special tax advisors to MacManus, as to the tax treatment of the MacManus Offer and the MacManus Merger; such opinion shall be in form and substance reasonably acceptable to both MacManus and Leo Group; and such opinion shall be reconfirmed as of the Effective Time. In rendering such opinion, counsel may require and rely upon reasonable representations contained in certificates of officers of Leo Group and MacManus.

   Section 7.2 Additional Conditions to Obligations of MacManus. The obligations of MacManus to effect the MacManus Merger are also subject to the fulfillment of the following conditions:

     (a) Representations and Warranties of Leo Group. The representations and warranties of Leo Group set forth in this Agreement shall be true and correct (without giving effect to any qualifications as to Material Adverse Effect, materiality or similar qualifications) at and as of the Effective Time as if made at and as of the Effective Time, taking into account the effects of actions contemplated herein or permitted hereunder, except for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Leo Group, or a material adverse effect on the consummation of the transactions contemplated hereby.

     (b) Representations and Warranties of Parent. The representations and warranties regarding Parent set forth in this Agreement shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time, except as a result of actions which Parent is permitted or required to take under the terms of this Agreement.

     (c) Leo Group Outstanding Shares. The representation of Leo Group contained in Section 4.3(f) shall be true and correct at and as of the Effective Time.

     (d) Agreements and Covenants. Leo Group shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

     (e) Consents Under Leo Group Agreements. Leo Group shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby, except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on either Surviving Corporation or Parent.

     (f) Legal Opinion. MacManus shall have received an opinion of Kirkland & Ellis, counsel to Leo Group, dated the Closing Date in reasonable and customary form.

   Section 7.3 Additional Conditions to Obligations of Leo Group. The obligations of Leo Group to effect the Leo Group Merger are also subject to the fulfillment of the following conditions:

     (a) Representations and Warranties of MacManus. The representations and warranties of MacManus set forth in this Agreement shall be true and correct (without giving effect to any qualifications as to Material Adverse Effect, materiality or similar qualifications) at and as of the Effective Time as if made at and as of the Effective Time, taking into account the effects of actions contemplated herein or permitted hereunder, except for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on MacManus, or a material adverse effect on the consummation of the transactions contemplated hereby.

     (b) Representation and Warranties of Parent. The representations and warranties regarding Parent set forth in this Agreement shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time, except as a result of actions which Parent is permitted or required to take under the terms of this Agreement.

     (c) MacManus Outstanding Shares. The representation of MacManus contained in Section 3.3(f) shall be true and correct in all respects at and as of the Effective Time.

     (d) Agreements and Covenants. MacManus shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

     (e) Consents Under MacManus Agreements. MacManus shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby, except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on either Surviving Corporation or Parent.

     (f) Legal Opinion. Leo Group shall have received an opinion of Davis & Gilbert, counsel to MacManus, dated the Closing Date in reasonable and customary form.

     (g) Tax Opinion. Leo Group shall have received an opinion of Kirkland & Ellis, counsel to Leo Group, as to the tax treatment of the Leo Group Redemption and the Leo Group Merger; such opinion shall be in form and substance reasonably acceptable to Leo Group; and such opinion shall be reconfirmed as of the Effective Time. In rendering such opinion, counsel may require and rely upon reasonable representations contained in certificates of officers of MacManus and Leo Group.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

   Section 8.1 Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of MacManus or Leo Group:

     (a) By mutual written consent of each of MacManus and Leo Group;

     (b) By either MacManus or Leo Group if the Mergers shall not have been consummated on or before March 31, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; provided further, however, that in the event that on the Termination Date the condition to Closing set forth in Section 7.1(d) shall not have been fulfilled, but all other conditions to Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended for a period of 90 days;

     (c) By either MacManus or Leo Group if any Governmental or Regulatory Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

     (d) (i) By MacManus, if Leo Group shall have breached any of its representations or warranties or breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (a) is incapable of being cured by Leo Group prior to the Termination Date, and (b) renders any condition under Sections 7.1 or
  7.2 incapable of being satisfied prior to the Termination Date; or

     (ii) By Leo Group, if MacManus shall have breached any of its representations or warranties or breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (a) is incapable of being cured by MacManus prior to the Termination Date, and (b) renders any condition under Sections 7.1 or 7.3 incapable of being satisfied prior to the Termination Date; or

     (e) (i) By MacManus, if the board of directors of MacManus in good faith is not satisfied with its business, financial, operational, legal and other due diligence regarding Leo Group, including without limitation contingent liabilities relating to tax matters; or

     (ii) By Leo Group, if the board of directors of Leo Group in good faith is not satisfied with its business, financial, operational, legal and other due diligence regarding MacManus, including without limitation contingent liabilities relating to tax matters.

     (f) By either MacManus or Leo Group if either Stockholder Approval shall fail to have been obtained at the corresponding Stockholder Meeting, including any adjournments thereof.

   Section 8.2 Expense Reimbursement.

   (a) If this Agreement shall be terminated pursuant to Section 8.1(d)(ii) by Leo Group or pursuant to Section 8.1(f) by either party if MacManus Stockholder Approval is not obtained, then MacManus shall promptly, but in no event later than two business days after the date of such termination, pay Leo Group an amount in cash equal to $2 million as reimbursement for expenses incurred by Leo Group in connection with this Agreement and the transactions contemplated hereby.

   (b) If this Agreement shall be terminated pursuant to Section 8.1(d)(i) by MacManus or pursuant to Section 8.1(f) by either party if Leo Group Stockholder Approval is not obtained, then Leo Group shall promptly, but in no event later than two business days after the date of such termination, pay MacManus an amount in cash equal to $2 million as reimbursement for expenses incurred by MacManus in connection with this Agreement and the transactions contemplated hereby.

   (c) The foregoing expense reimbursement provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy that Leo Group or MacManus as the case may be may have against the other party by reason of an intentional or willful breach of this Agreement prior to termination.

   Section 8.3 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except as set forth in this Section 8.3 and in Sections 3.13, 4.13, 8.2, 9.2 and 9.7 hereof.

   Section 8.4 Amendment. This Agreement may be amended by the parties pursuant to a writing executed and delivered by all of the parties at any time before the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of either Leo Group or MacManus, no amendment may be made which would (a) alter or change the amount or kind of consideration to be received by the holders of MacManus Common Stock or Leo Group Common Stock upon consummation of the Mergers or (b) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of MacManus or Leo Group. This Agreement may not be amended except by an instrument in writing signed by the parties.

   Section 8.5 Waiver. At any time before the Effective Time, any party may, as to itself only, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

                                   ARTICLE IX

                               General Provisions

   Section 9.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time.

   Section 9.2 Dispute Resolution. To the extent feasible, Leo Group and MacManus desire to resolve any controversies or claims or issues arising out of or relating to this Agreement through discussions and negotiations between each other. The parties agree to use their commercially reasonable efforts to attempt to resolve any disputes, controversies, claims or issues arising out of or relating to this Agreement by face-to-face negotiations with each other. In the event that, notwithstanding good faith discussions, such controversies, claims or issues cannot be resolved solely between the parties, then the parties shall, within 10 days after any party thereto gives written notice of its desire to submit such dispute to arbitration, jointly submit their dispute to binding arbitration in the City of Chicago, notwithstanding Section 9.13. Such arbitration shall be administered by the American Arbitration Association (the "Institute") in accordance with its then prevailing rules for commercial arbitration (except as otherwise provided by this Agreement), by three independent and impartial arbitrators, acting in a neutral capacity (collectively, the "Arbitrator"), one of whom shall be appointed by Leo Group, one of whom shall be appointed by MacManus and one of whom shall be appointed by the Institute, unless the parties thereto agree to use only one arbitrator. Notwithstanding anything to the contrary provided in Section 9.12 of this Agreement, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1 et seq. The Arbitrator shall permit and facilitate such discovery as it shall determine appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost effective. The Arbitrator may issue such interim orders in accordance with principles of equity as may be necessary to protect any party from irreparable harm during the pendency of any arbitration, including entry of a preliminary injunction. Any such order shall be without prejudice to the final determination of the controversy. The Arbitrator shall render its award within 90 days after the conclusion of the arbitration hearing, except as may otherwise be agreed by Leo Group and MacManus. The Arbitrator shall not be empowered to award any party any punitive damages in connection therewith, and each party hereby irrevocably waives any right to recover such punitive damages. The Arbitrator's determination as to a dispute shall be final and binding for all purposes. Each party shall bear its own costs and expenses in any arbitration pursuant to this Section, and such parties shall each bear one-half of the fees and expenses of the Arbitrator, which fees and expenses of the Arbitrator (or an estimate thereof determined by the Arbitrator) shall be paid at commencement of arbitration. Each party to any such arbitration shall use its reasonable best efforts and utmost diligence to safeguard and to protect against disclosure, misuse, espionage, loss and theft and shall keep and maintain in strict confidence and shall not disclose to any third party any information that may be disclosed to it in connection with such arbitration proceeding, other than to its employees and agents who require access to such information to perform their duties and other than is required or appropriate to disclose pursuant to applicable law or court order or in any arbitration contemplated by this Agreement; the arbitrator shall to the extent permitted by the rules and regulations of the Institute be likewise bound by this confidentiality provision and shall not make public its opinion or findings in connection with the relevant proceeding.

   Section 9.3 "Knowledge" Defined. Where any representation and warranty contained in this Agreement is expressly specified by reference to the knowledge of any party, such term shall be limited to the actual knowledge of the senior executive officers of such party and unless otherwise stated, such knowledge that would have been discovered by such executive officers after reasonable inquiry.

   Section 9.4 "Person" Defined. "Person" shall mean and include an individual, a company, a joint venture, a corporation (including any non-profit corporation), an estate, an association, a trust, a general or limited partnership, a limited liability company, a limited liability partnership, an unincorporated organization and a government or other department or agency thereof.

   Section 9.5 "Material Adverse Effect" Defined. "Material Adverse Effect" shall mean any change in or effect on the referenced Person or any of its Subsidiaries that is or will be materially adverse to the business, operations, results of operations or financial condition of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (i) the advertising industry, (ii) the United States economy, or (iii) the United States securities markets.

   Section 9.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) if to Leo Group or LAC, to:

       The Leo Group, Inc.
       35 West Wacker Drive
       Chicago, Illinois 60601
       Attention: Chief Administrative Officer
       Facsimile: (312) 220-4029

       with copies to:

       The Leo Group, Inc.
       35 West Wacker Drive
       Chicago, Illinois 60601
       Attention: Executive Vice President/General Counsel
       Facsimile: (312) 220-6565

       Kirkland & Ellis
       200 East Randolph Drive
       Chicago, Illinois 60601
       Attention: Keith S. Crow
       Facsimile: (312) 861-2200

      (b) if to MacManus or to MAC, to:

       The MacManus Group, Inc.
       1675 Broadway
       New York, New York 10019
       Attention: Chief Financial Officer
       Facsimile: (212) 468-3085

       with a copy to:

       Davis & Gilbert LLP
       1740 Broadway
       New York, New York 10019
       Attention: Lewis A. Rubin, Esq.
       Facsimile: (212) 468-4888

      (c) if to Parent, to each of the addressees set forth in (a) and (b) above

   Section 9.7 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Proxy Statements and any filing fee required in connection with the filing of Premerger Notifications under the HSR Act or other Required Regulatory Approval, shall be shared equally by MacManus and Leo Group.

   Section 9.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   Section 9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

   Section 9.10 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except for Section 6.7 (Indemnification, Directors' and Officers' Insurance), is not intended to confer upon any person other than MacManus, Leo Group, and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

   Section 9.11 Assignment. No party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

   Section 9.12 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

   Section 9.13 Submission to Jurisdiction; Waivers. Subject to Section 9.2, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Subject to Section 9.2, each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9.13, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, that
(i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

   Section 9.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warrant or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

   Section 9.15 Incorporation of Schedules and Exhibits. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

   Section 9.16 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   IN WITNESS WHEREOF, Parent, Leo Group, MacManus, LAC and MAC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          BDM, Inc.

                                                   /s/ Christian Kimball
                                          By: _________________________________
                                          Name:
                                          Title:

                                          The Leo Group, Inc.

                                                   /s/ Christian Kimball
                                          By: _________________________________
                                          Name:
                                          Title:

                                          The MacManus Group, Inc.

                                                    /s/ Craig D. Brown
                                          By: _________________________________
                                          Name:
                                          Title:

                                          TLG Acquisition Corp.

                                                   /s/ Christian Kimball
                                          By: _________________________________
                                          Name:
                                          Title:

                                          TMG Acquisition Corp.

                                                   /s/ Christian Kimball
                                          By: _________________________________
                                          Name:
                                          Title: